Exhibit 10.1

Execution Version

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of June 28, 2017 by and between Tellurian Inc., a Delaware corporation (the “Corporation”), and GE Oil & Gas, LLC, a Delaware limited liability company (the “Purchaser”). The Corporation and the Purchaser are referred to collectively herein as the “Parties.”

WHEREAS, pursuant to the Preferred Stock Purchase Agreement, dated as of November 23, 2016, by and between Tellurian Investments Inc., a Delaware corporation (“Tellurian Investments”), and the Purchaser (the “Purchase Agreement”), Tellurian Investments sold to the Purchaser, and the Purchaser purchased from Tellurian Investments, 5,467,851 shares of Tellurian Investment’s Series A Preferred Stock, par value $0.001 per share (“Tellurian Investments Preferred Stock”);

WHEREAS, on February 10, 2017, the Corporation completed the merger whereby River Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of the Corporation, merged with and into Tellurian Investments, and Tellurian Investments continued as the surviving corporation and a subsidiary of the Corporation (the “Merger”);

WHEREAS, in connection with the consummation of the Merger, each outstanding share of Tellurian Investments Common Stock was cancelled and converted into the right to receive 1.300 shares of the Corporation’s common stock, par value $0.01 per share (the “Common Stock”);

WHEREAS, following the consummation of the Merger, the Tellurian Investments Preferred Stock remained outstanding as preferred stock of Tellurian Investments and became convertible in whole, but not in part, into shares of either Common Stock or a new series of the Corporation’s convertible preferred stock (the “Parent Preferred Stock”), in each case on a one-for-one basis, subject to certain potential adjustments;

WHEREAS, the Corporation and the Purchaser entered into a guaranty and support agreement (the “Guaranty Agreement”) on November 23, 2016, pursuant to which, contingent upon the closing of the Merger, the Corporation guaranteed all of the obligations of Tellurian Investments in connection with the Purchase Agreement;

WHEREAS, on March 31, 2017, the Purchaser submitted a Notice of Exchange pursuant to and in accordance with the terms of Section 5.4(a) of the Amended and Restated Certificate of Incorporation of Tellurian Investments for the exchange of Tellurian Investments Preferred Stock into Parent Preferred Stock; and

WHEREAS, pursuant to the Guaranty Agreement, the Corporation has agreed to provide the registration and other rights set forth in this Agreement with respect to the Common Stock issuable to Purchaser upon conversion of the Tellurian Investments Preferred Stock or upon conversion of the Parent Preferred Stock (the “Conversion Stock”).

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

1. Definitions; Construction. As used in this Agreement, the following terms have the following meanings:

“Affiliate” shall mean, with respect to a specified Person, any other Person, whether now in existence or hereafter created, directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, “controlling”, “controlled by” and “under common control with”) shall mean the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” shall have the meaning set forth in the preamble to this Agreement.

“Automatic Shelf Registration Statement” shall mean an “automatic shelf registration statement” as defined under Rule 405.

“Blackout Period” shall have the meaning set forth in Section 2(a)(iii).

“Board of Directors” shall mean the board of directors of the Corporation.

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law or executive order to close.

“Common Stock” shall have the meaning set forth in the recitals to this Agreement.

“Conversion Stock” shall have the meaning set forth in the recitals to this Agreement.

“Corporation” shall have the meaning set forth in the preamble to this Agreement.

“Demand Notice” shall have the meaning set forth in Section 2(a)(i).

“Demand Registration” shall have the meaning set forth in Section 2(a)(i).

“Effective Date” shall mean the time and date that a Registration Statement is first declared effective by the SEC or otherwise becomes effective.

“Effectiveness Period” shall have the meaning set forth in Section 2(a)(ii).

“Equity Securities” shall mean any capital stock of the Corporation (including the Common Stock and the preferred stock) or any options, warrants or other securities that are directly or indirectly convertible into, or exercisable or exchangeable for, any capital stock of the Corporation (including the Common Stock and the preferred stock).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.

“Form S-3” shall mean a registration statement on Form S-3 under the Securities Act or such successor forms thereto permitting registration of securities under the Securities Act.

“Form S-8” shall mean a registration statement on Form S-8 under the Securities Act or such successor forms thereto permitting registration of securities under the Securities Act.

“Governmental Authority” shall mean, with respect to a particular Person, any state, county, city and political subdivision of the United States in which such Person or such Person’s property is located or which exercises valid jurisdiction over any such Person or such Person’s property, and any court, agency, department, commission, board, bureau or instrumentality of any of them that exercises valid jurisdiction over any such Person or such Person’s property. Unless otherwise specified, all references to Governmental Authority herein with respect to the Corporation shall mean a Governmental Authority having jurisdiction over the Corporation, its subsidiaries or any of their respective properties.

“Holder” shall mean (i) the Purchaser unless and until the Purchaser ceases to hold the Tellurian Investments Preferred Stock, the Parent Preferred Stock, the Conversion Stock or any Registrable Securities and (ii) any Affiliate of Purchaser holding Registrable Securities and to which rights and obligations under this Agreement have been assigned in compliance with Section 7(e) hereof.

“Holder Indemnified Persons” shall have the meaning set forth in Section 5(a).

“Holder Representatives” shall have the meaning set forth in Section 3(a).

“Initiating Holder” shall have the meaning set forth in Section 2(a)(i).

“Losses” shall have the meaning set forth in Section 5(a).

“Nonpublic Information” shall have the meaning set forth in Section 3(l).

“Parent Preferred Stock” shall have the meaning set forth in the recitals to this Agreement.

“Parties” shall have the meaning set forth in the preamble to this Agreement.

“Person” shall mean any individual, corporation, general partnership, limited partnership, limited liability partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization, Governmental Authority or any agency or political subdivision thereof.

“Piggyback Notice” shall have the meaning set forth in Section 2(b)(i).

“Piggyback Registration” shall have the meaning set forth in Section 2(b)(i).

“Piggyback Request” shall have the meaning set forth in Section 2(b)(i).

“Proceeding” shall mean any action, claim, suit, proceeding or investigation (including a preliminary investigation or partial proceeding, such as a deposition) pending or, to the knowledge of the Corporation, threatened.

“Prospectus” shall mean the prospectus included in a Registration Statement (including a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A, Rule 430B or Rule 430C promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Purchase Agreement” shall have the meaning set forth in the recitals to this Agreement.

“Purchaser” shall have the meaning set forth in the preamble to this Agreement.

“Registrable Securities” shall mean (a) the Conversion Stock and (b) any shares of Common Stock issued or issuable with respect to any shares described in subsection (a) above by way of a stock dividend or stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, distribution, recapitalization, merger, consolidation, other reorganization or other similar event with respect to the Common Stock (it being understood that, for purposes of this Agreement, a Person shall be deemed to be a holder of Registrable Securities whenever such Person has the right to then acquire or obtain from the Corporation any Registrable Securities, whether or not such acquisition has actually been effected); provided, however, that Registrable Securities shall not include: (i) any Conversion Stock that has been registered under the Securities Act and disposed of pursuant to an effective registration statement; (ii) any Conversion Stock that has been sold pursuant to Rule 144 other than to a transferee or purchaser in accordance with Section 7(e); (iii) any Conversion Stock that has been otherwise transferred to a Person who is not entitled to the registration and other rights hereunder; and (iv) any Conversion Stock that ceases to be outstanding (whether as a result of repurchase and cancellation, conversion or otherwise).

“Registration Expenses” shall have the meaning set forth in Section 4.

“Registration Statement” shall mean a registration statement in a form that permits the resale of the Registrable Securities under the Securities Act, and including any Prospectus, amendments and supplements to each such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Rule 144” shall mean Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“Rule 405” shall mean Rule 405 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“Rule 415” shall mean Rule 415 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“Rule 424” shall mean Rule 424 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“SEC” shall mean the Securities and Exchange SEC or any other federal agency then administering the Securities Act or Exchange Act.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Selling Expenses” shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder.

“Suspension Notice” shall have the meaning set forth in Section 7(b).

“Suspension Period” shall have the meaning set forth in Section 7(b).

“Tellurian Investments Preferred Stock” shall have the meaning set forth in the recitals to this Agreement.

“Trading Market” shall mean the principal national securities exchange on which the Common Stock is listed.

“WKSI” shall mean a “well known seasoned issuer” as defined under Rule 405 under the Securities Act.

Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms; (b) references to Sections and Annexes refer to Sections of and Annexes to this Agreement; (c) the terms “include”, “includes”, “including” or words of like import shall be deemed to be followed by the words “without limitation”; (d) the terms “hereof”, “herein” or “hereunder” refer to this Agreement as a whole and not to any particular provision of this Agreement; (e) unless the context otherwise requires, the term “or” is not exclusive and shall have the inclusive meaning of “and/or”; (f) defined terms herein will apply equally to both the singular and plural forms and derivative forms of defined terms will have correlative meanings; (g) references to any law or statute shall include all rules and regulations promulgated thereunder, and references to any law or statute shall be construed as including any legal and statutory provisions consolidating, amending, succeeding or replacing the applicable law or statute; (h) references to any Person include such Person’s successors and permitted assigns; and (i) references to “days” are to calendar days unless otherwise indicated.

2. Registration.

(a) Demand Registration.

(i) A Holder or Holders that hold not less than a majority of the then outstanding Registrable Securities (such Holder or group being referred to as the “Initiating Holder”) shall have the option and right, exercisable by delivering a written notice to the Corporation (a “Demand Notice”), to require the Corporation to, pursuant to the terms of and subject to the limitations contained in this Agreement, use its reasonable best efforts to prepare and file with the SEC a Registration Statement registering the offering and sale of all but not less than all of the Registrable Securities held by the Initiating Holder in accordance with the intended method or methods of distribution specified in the Demand Notice, which may include sales on a delayed or continuous basis pursuant to Rule 415 (a “Demand Registration”).

(ii) Subject to the remainder of this Section 2(a), within 60 days following receipt of the Demand Notice, the Corporation shall file a Registration Statement covering all of the Registrable Securities held by the Initiating Holder and use its reasonable best efforts to cause such Registration Statement (i) to become effective under the Securities Act within 180 days following filing with the SEC and (ii) remain effective under the Securities Act until the earlier of (A) two years after the initial effective date of such registration statement and (B) there are no longer any Registrable Securities outstanding (the “Effectiveness Period”).

(iii) Notwithstanding any other provision of this Section 2(a), the Corporation shall not be required to effect a registration or file a Registration Statement (or any amendment thereto) or, if a Registration Statement has been filed but not declared effective by the SEC, request effectiveness of such Registration Statement, for a period of up to 90 days, but only while the condition giving rise to such is present, if (A) the Board of Directors determines that a postponement is in the best interest of the Corporation and its stockholders generally due to a pending significant transaction involving the Corporation (including, without limitation, a pending securities offering by the Corporation, or any proposed financing, acquisition, merger, tender offer, business combination, corporate reorganization, consolidation or other significant transaction involving the Corporation), (B) the Board of Directors determines such registration would render the Corporation unable to comply with applicable securities laws, (C) the Board of Directors determines such registration would require disclosure of material information that the Corporation has a bona fide business purpose for preserving as confidential, (D) audited financial statements as of a date other than the fiscal year end of the Corporation would be required to be prepared, or (E) filing a Registration Statement would be prohibited by the terms of a customary “lock-up” or “market stand-off” provision included in an underwriting agreement relating to an underwritten offering (any such period, a “Blackout Period”); provided, however, that in no event shall any Blackout Period together with any Suspension Period collectively exceed an aggregate of 90 days in any 12 month period.

(iv) The Corporation will include in any such Demand Registration Registrable Securities held by Holders other than the Initiating Holder pursuant to Section 2(b) and may include in any such Demand Registration other Equity Securities for sale for its own account or for the account of any other Person.

(v) Notwithstanding anything to the contrary in Section 2(a)(ii), but subject to the other limitations contained in this Agreement, the Corporation shall effect any Demand Registration on Form S-3 (unless the Corporation is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such Demand Registration shall be effected on another appropriate form for such purpose pursuant to the Securities Act). If the Corporation is a WKSI at the time of filing a registration statement pursuant to Section 2(a) hereof, such registration shall be effected pursuant to an Automatic Shelf Registration Statement.

(b) Piggyback Registration.

(i) Except as set forth in Section 2(b)(iii), if the Corporation shall at any time propose to register the offer and sale of any shares of Common Stock under the Securities Act whether for its own account or for the account of one or more stockholders of the Corporation (excluding an offering relating solely to an employee benefit plan or an offering relating to a transaction on Form S-4 or Form S-8), the Corporation shall promptly notify any Holders with Registrable Securities of such proposal reasonably in advance of (and in any event at least five (5) Business Days before) the filing of the relevant registration statement, as applicable (the “Piggyback Notice”). The Piggyback Notice shall offer the Holders the opportunity to include in such Registration Statement the number of Registrable Securities as they may request (a “Piggyback Registration”). Subject to Section 2(b)(iii), the Corporation shall include in each such Piggyback Registration such Registrable Securities for which the Corporation has received written requests within three Business Days after sending the Piggyback Notice (“Piggyback Request”) for inclusion therein.

(ii) The Holders’ right to Piggyback Registrations shall not encompass a right to participate in an underwritten offering by the Corporation solely for its own account. If the Corporation initiates an underwritten offering of Common Stock in whole or in part for the account of a Person other than the Corporation and the managing underwriter advises the Corporation and the Holders in writing that in its reasonable and good faith opinion the number of shares of Common Stock proposed to be included in such registration, including all Registrable Securities and all other shares of Common Stock proposed to be included in such underwritten offering, exceeds the number of shares of Common Stock which can be sold in such offering and/or that the number of shares of Common Stock proposed to be included in any such registration or takedown would adversely affect the price per share of the Common Stock to be sold in such offering, the Corporation shall include in such registration or takedown (i) first, the shares of Common Stock that the Corporation proposes to sell for its own account; and (ii) second, the shares of Common Stock requested to be included therein by Holders and the shares of Common Stock requested to be included therein by holders of Common Stock other than holders of Registrable Securities, allocated among such holders on a pro rata basis.

(iii) The Corporation shall have the right to terminate or withdraw any registration initiated by it under this Section 2(b) (other than a Demand Registration) at any time in its sole discretion whether or not any Holder has elected to include Registrable Securities in such Piggyback Registration. The registration expenses of such withdrawn registration shall be borne by the Corporation in accordance with Section 4 hereof.

(iv) All registration rights granted under this Section 2 shall continue to be applicable with respect to any Holder until the earlier of (a) the date upon which such securities no longer qualify as Registrable Securities; and (b) the end of the Effectiveness Period.

3. Registration Procedures.

The procedures to be followed by the Corporation and each Holder electing to include Registrable Securities in a Registration Statement pursuant to this Agreement, and the respective rights and obligations of the Corporation and such Holders, with respect to the preparation, filing and effectiveness of such Registration Statement, are as follows (it being understood and agreed that, notwithstanding any other provision hereof, the Corporation shall not be required to provide any Nonpublic Information to any Person hereunder unless such Person agrees to maintain the confidentiality of such information):

(a) In connection with a Demand Registration, the Corporation will at least two Business Days prior to the anticipated filing of the Registration Statement and any related Prospectus or any amendment or supplement thereto (other than any filing made under the Exchange Act that is incorporated by reference into the Registration Statement), (i) furnish to the Initiating Holder and, if requested, one counsel on behalf of all Holders designated by the Initiating Holder (such counsel and the Initiating Holder being referred to collectively as the “Holder Representatives”) copies of all such documents prior to filing and (ii) use commercially reasonable efforts to address in each such document when so filed with the SEC such comments as the Holder Representatives reasonably shall propose prior to the filing thereof.

(b) In connection with a Piggyback Registration, the Corporation will at least two days prior to the anticipated filing of the initial Registration Statement that identifies the Holders and any related Prospectus or any amendment or supplement thereto (other than amendments and supplements that do not materially alter the previous disclosure or do nothing more than name Holders and provide information with respect thereto, and except for any filing made under the Exchange Act that is incorporated by reference into the Registration Statement), (i) furnish to the Holder Representatives copies of all Registration Statements that identify the Holders and any related Prospectus or any amendment or supplement thereto (other than amendments and supplements that do not materially alter the previous disclosure or do nothing more than name Holders and provide information with respect thereto, and except for any filing made under the Exchange Act that is incorporated by reference into the Registration Statement) prior to filing and (ii) use commercially reasonable efforts to address in each such document when so filed with the SEC such comments as the Holder Representatives reasonably shall propose prior to the filing thereof.

(c) The Corporation will use commercially reasonable efforts to as promptly as reasonably practicable (i) prepare and file with the SEC such amendments, including post-effective amendments, and supplements to each Registration Statement and the Prospectus used in connection therewith as may be necessary under applicable law to keep such Registration Statement continuously effective with respect to the disposition of all Registrable Securities covered thereby for its Effectiveness Period; (ii) cause the related Prospectus to be amended or supplemented by any required prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; and (iii) respond to any comments received from the SEC with respect to each Registration Statement or any amendment thereto and, as promptly as reasonably practicable provide the Holder Representatives true and complete copies of all correspondence from and to the SEC relating to such Registration Statement that pertains to the Holders as selling Holders.

(d) The Corporation will comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the Registration Statements and the disposition of all Registrable Securities covered by each Registration Statement.

(e) The Corporation will notify the Holder Representatives as promptly as reasonably practicable: (i)(A) when a Prospectus or any prospectus supplement or post-effective amendment to a Registration Statement in which a Holder is included has been filed; (B) when the SEC notifies the Corporation whether there will be a “review” of such Registration Statement and whenever the SEC comments in writing on such Registration Statement (in which case the Corporation shall provide true and complete copies thereof and all written responses thereto to the Holder Representatives that pertain to the Holders as selling Holders); and (C) with respect to each such Registration Statement or any post-effective amendment thereto, when the same has been declared effective; (ii) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to such Registration Statement or Prospectus or for additional information that pertains to such Holders as sellers of Registrable Securities; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration

Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Corporation of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (v) of the occurrence of any event or passage of time that makes any statement made in such Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, Prospectus or other documents so that, in the case of such Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided, however, that no notice by the Corporation shall be required pursuant to this clause (v) in the event that the Corporation either promptly files a prospectus supplement to update the Prospectus or a Form 8-K or other appropriate Exchange Act report that is incorporated by reference into the Registration Statement, which in either case, contains the requisite information that results in such Registration Statement no longer containing any untrue statement of material fact or omitting to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading), it being understood and agreed that the Corporation shall notify all Holders of an event contemplated by this clause (v).

(f) The Corporation will use commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as promptly as reasonably practicable, or if any such order or suspension is made effective during any Blackout Period or Suspension Period, as promptly as reasonably practicable after such Blackout Period or Suspension Period is over.

(g) During the Effectiveness Period, the Corporation will furnish to each such Holder, without charge, at least one conformed copy of each Registration Statement and each amendment thereto and all exhibits to the extent requested by such Holder (including those incorporated by reference) promptly after the filing of such documents with the SEC; provided that the Corporation will not have any obligation to provide any document pursuant to this clause that is available on the SEC’s EDGAR system.

(h) The Corporation will promptly deliver to each Holder, without charge, as many copies of each Prospectus or Prospectuses (including each form of prospectus) authorized by the Corporation for use and each amendment or supplement thereto as such Holder may reasonably request during the Effectiveness Period. Subject to the terms of this Agreement, including Section 7(b), the Corporation consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto in the manner described therein.

(i) The Corporation will cooperate with such Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free of all restrictive legends indicating that the Registrable Securities are unregistered for resale under the Securities Act, and to enable such Registrable Securities to be issued in such denominations and registered in such names as any such Holder may request in writing. In connection therewith, if required by the Corporation’s transfer agent, the Corporation will promptly, after the Effective Date of the Registration Statement, cause an opinion of counsel as to the effectiveness of the Registration Statement to be delivered to and maintained with its transfer agent, together with any other authorizations, certificates and directions required by the transfer agent which authorize and direct the transfer agent to issue such Registrable Securities without any such legend upon sale by the Holder of such Registrable Securities under the Registration Statement.

(j) Upon the occurrence of any event contemplated by Section 3(e)(v), subject to Section 2(a)(iii), Section 7(b) and this Section 3(j), as promptly as reasonably practicable, the Corporation will prepare a supplement or amendment, including a post-effective amendment, if required by applicable law, to the affected Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, no Registration Statement nor any Prospectus relating thereto will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(k) The Corporation may require a Holder to furnish to the Corporation any other information regarding the Holder and the distribution of such securities as the Corporation reasonably determines is required to be included in any Registration Statement.

(l) Purchaser agrees to refrain from the purchase and sale of the Corporation’s securities, including, without limitation, the Common Stock, while Purchaser is in possession of any material nonpublic information regarding the Corporation or its Affiliates (“Nonpublic Information”) obtained by Purchaser in connection with the transactions contemplated by this Agreement and Purchaser agrees to maintain the confidentiality of any such information. The Corporation acknowledges and agrees that since the filing of the Corporation’s quarterly report on Form 10-Q for the quarterly period ended March 31, 2017 with the SEC, the Corporation has not provided Purchaser with any Nonpublic Information. Prior to disclosing any Nonpublic Information to any Holder, the Corporation will inform such Holder of the fact that the Corporation intends to disclose Nonpublic Information to such Holder and shall not make such disclosure unless consented to in writing by such Holder; provided, however, that the requirements of this sentence shall not apply to any notices that the Corporation is required or otherwise permitted to give under the terms of this Agreement, including, without limitation, any notices pursuant to Section 2(b), notices of any Blackout Period or any Suspension Notice.

4. Registration Expenses. All Registration Expenses incident to the Parties’ performance of or compliance with their obligations under this Agreement or otherwise in connection with any Demand Registration or Piggyback Registration (in each case, excluding any Selling Expenses) shall be borne by the Corporation, whether or not any Registrable Securities are sold pursuant to a Registration Statement. For the purposes of this Agreement, the term “Registration Expenses” means (i) all registration and filing fees (including fees and expenses with respect to filings required to be made with the Trading Market), (ii) printing expenses (including expenses of printing certificates for Common Stock and of printing prospectuses if the printing of prospectuses is reasonably requested by a Holder of Registrable Securities included in the Registration Statement), (iii) messenger, telephone and delivery expenses incurred by the Corporation, (iv) fees and disbursements of counsel, auditors, and accountants for the Corporation, (v) Securities Act liability insurance, if the Corporation so desires such insurance, and (vi) fees and expenses of all other Persons retained by the Corporation in connection with the consummation of the transactions contemplated by this Agreement.

5. Indemnification.

(a) The Corporation shall indemnify and hold harmless each Holder, its Affiliates and each of their respective officers and directors and any Person who controls any such Holder (within the meaning of the Securities Act) and any agent thereof (collectively, “Holder Indemnified Persons”), to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, joint or several, reasonable costs (including costs of preparation and attorneys’ fees) and expenses, judgments, fines, penalties, interest, or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Holder Indemnified Person may be involved, or is threatened to be involved, as a party or otherwise, under the Securities Act (collectively, “Losses”), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which any Registrable Securities were registered, in any preliminary prospectus (if the Corporation authorized the use of such preliminary prospectus prior to the Effective Date), or in any summary or final prospectus or free writing prospectus (if such free writing prospectus was authorized for use by the Corporation) or in any amendment or supplement thereto (if used during the period the Corporation is required to keep the Registration Statement current), or arising out of, based upon or resulting from the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances in which they were made, not misleading; provided, however, that the Corporation shall not be liable to any Holder Indemnified Person to the extent that any such claim arises out of, is based upon or results from an untrue or alleged untrue statement or omission or alleged omission made in such Registration Statement, such preliminary, summary or final prospectus or free writing prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Corporation by or on behalf of such Holder Indemnified Person specifically for use in the preparation thereof. The Corporation shall notify the Holders promptly of the institution, threat or assertion of any Proceeding of which the Corporation is aware in connection with the transactions contemplated by this Agreement. Notwithstanding anything to the contrary herein, this Section 5 shall survive any termination or expiration of this Agreement indefinitely.

(b) In connection with any Registration Statement in which a Holder participates, such Holder shall indemnify and hold harmless the Corporation, its Affiliates and each of their respective officers, directors and any Person who controls the Corporation (within the meaning of the Securities Act) and any agent thereof, to the fullest extent permitted by applicable law, from and against any and all Losses as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in any such Registration

Statement, in any preliminary prospectus (if used prior to the Effective Date of such Registration Statement), or in any summary or final prospectus or free writing prospectus or in any amendment or supplement thereto (if used during the period the Corporation is required to keep the Registration Statement current), or arising out of, based upon or resulting from the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances in which they were made, not misleading, but in each case only to the extent that the same are made in reliance and in conformity with information relating to the Holder furnished in writing to the Corporation by such Holder for use therein.

(c) Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in Section 5(a) or Section 5(b), such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Section 5(a) or Section 5(b), except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, (i) the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation; and (ii) the indemnified party shall not, without the consent of the indemnifying party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the indemnifying party of a release from all liability in respect to such claim or litigation. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation and contains no injunction or similar relief binding upon the indemnified party. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (in addition to any local counsel) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party there may be one or more legal or equitable defenses available to such indemnified party that are in addition to or may conflict with those available to another indemnified party with respect to such claim. For the avoidance of doubt, notwithstanding any assumption by an indemnifying party of the defense of a claim hereunder, the indemnified party shall have the right to employ separate counsel in any such matter and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party except as provided above.

6. Facilitation of Sales Pursuant to Rule 144. To the extent it shall be required to do so under the Exchange Act, the Corporation shall use its commercially reasonable efforts to timely file the reports required to be filed by it under the Exchange Act or the Securities Act (including reports under Sections 13 and 15(d) of the Exchange Act), and shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable the Holders to sell Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144. Upon the request of any Holder in connection with that Holder’s sale pursuant to Rule 144, the Corporation shall deliver to such Holder a written statement as to whether it has complied with such requirements.

7. Miscellaneous.

(a) Remedies. In the event of a breach by the Corporation of any of its obligations under this Agreement, each Holder, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement; provided, however that the Corporation shall in no event be liable for any punitive or special damages in the event of any breach by the Corporation or any of its obligations under this Agreement. The Corporation agrees that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

(b) Discontinued Disposition. Each Holder agrees that the Corporation may impose a Suspension Period due to, and each Holder agrees that, upon receipt of a notice from the Corporation of the occurrence of, any event of the kind described in clauses (ii) through (v) of Section 3(e) (a “Suspension Notice”), such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Holder’s receipt of the copies of the supplemental Prospectus or amended Registration Statement as contemplated by Section 3(j) or until it is advised in writing by the Corporation that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement (a “Suspension Period”). The Corporation may provide appropriate stop orders to enforce the provisions of this Section 7(b). The Corporation shall use reasonable best efforts to terminate any Suspension Period as promptly as practicable.

(c) Amendments and Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed by the Corporation and Holders that hold a majority of the Registrable Securities as of the date of such waiver or amendment. The Corporation shall provide prior notice to all Holders of any proposed waiver or amendment. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any Party to exercise any right hereunder in any manner impair the exercise of any such right.

(d) Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile or electronic mail as specified in this Section 7(d) prior to 5:00 p.m.

(Houston Time) on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile or electronic mail as specified in this Agreement later than 5:00 p.m. (Houston Time) on any date and earlier than 11:59 p.m. (Houston Time) on such date, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service or (iv) upon actual receipt by the Party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Corporation:	Tellurian Inc.
1201 Louisiana Street, Suite 3100
Houston, Texas, 77002
Attention: General Counsel
Email: daniel.belhumeur@tellurianinc.com

If to the Purchaser or any of its Affiliates:	GE Oil & Gas, LLC
4424 West Sam Houston Parkway North, Suite 100
Houston, Texas, 77041
Attention: Victoria Lazar
Email: victoria.lazar@ge.com

with a copy (which shall not constitute or be sufficient for notice) to:	Sidley Austin LLP 1000 Louisiana Street, Suite 6000 Houston, Texas 77002 Attn: Cliff W. Vrielink E-mail: cvrielink@sidley.com

If to any other Person who is then a registered Holder:	To the address of such Holder as it appears in the applicable register for the Registrable Securities or such other address as may be designated in writing hereafter, in the same manner, by such Person.

(e) Successors and Assigns. This Agreement shall be binding upon, and shall inure to the benefit of, the parties and their respective successors and permitted assigns. This Agreement and the rights and obligations hereunder may not be assigned without the consent of the Corporation and Holders that hold a majority of the Registrable Securities as of the date of such assignment, and any assignment in violation of the foregoing shall be void; provided, however, that Purchaser may assign its registration rights hereunder with respect to any or all of its Registrable Securities, together with all related obligations, to any Affiliate of Purchaser if Purchaser provides prior written notice of such assignment and the name and address of, and other appropriate contact information for, such assignee or transferee to the Corporation. Except as contemplated by Section 5, nothing contained in this Agreement, express or implied, is intended to confer upon any other person or entity (other than the parties, and their respective successors and permitted assigns) any benefits, rights or remedies.

(f) Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement.

(g) Governing Law; Submission to Jurisdiction. This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), will be construed in accordance with and governed by the laws of the State of Delaware without regard to principles of conflicts of laws. Any action against any party relating to the foregoing shall be brought in any federal or state court of competent jurisdiction located in Harris County, Texas, and the parties to this Agreement hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located in Harris County, Texas over any such action. The parties to this Agreement hereby irrevocably waive, to the fullest extent permitted by applicable Law, any objection that they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties to this Agreement agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

(h) Waiver of Jury Trial. THE PARTIES TO THIS AGREEMENT EACH HEREBY WAIVES, AND AGREES TO CAUSE ITS AFFILIATES TO WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THIS AGREEMENT OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. THE PARTIES TO THIS AGREEMENT EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(i) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the Parties shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the Parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(j) Entire Agreement. Except for Section 4(k) of the Purchase Agreement (which expressly survives the execution of this Agreement and remains in full force and effect), this Agreement is intended by the parties to this Agreement as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of such parties in respect of the subject matter contained herein. Except for Section 4(k) of the Purchase Agreement, there are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the rights granted by the Corporation or any of its Affiliates or the Purchaser or any of its Affiliates set forth herein. Except for Section 4(k) of the Purchase Agreement, this Agreement supersedes all prior agreements and understandings between such parties with respect to such subject matter.

(k) Further Assurances. Each of the parties to this Agreement shall, and shall cause their Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and to give effect to the transactions contemplated hereby.

[Signature page follows.]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

TELLURIAN INC.

By:	/s/ Meg A. Gentle
Name:	Meg A. Gentle
Title:	President and Chief Executive Officer

GE OIL & GAS, LLC

By:	/s/ Maria Claudia Borras
Name:	Maria Claudia Borras
Title:	President

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]